UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2014

Band Rep Management, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

45-5243254

(I.R.S. Employer Identification No.)

5481 Middleport Crescent, Mississauga,

Ontario L4Z 3V2, Canada

(Address of principal executive offices)   (Zip Code)

(775) 321-8207

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.01 Changes in Control of Registrant.

On November 14, 2014, Sergio Galli (“Seller”), who was the controlling shareholder of Band Rep Management, Inc   (“Company” or “LMGT”), sold all of his 60,000,072 shares of common stock to Lei Xiaoying (“Purchaser”) for an aggregated price of $ 160,000.00. The sold 380,000 shares of common stock represented approximately 54.53% of the total issued and outstanding common stock of the Company.  As result of this share purchase transaction, Lei Xiaoying became the controlling shareholder of the Company.  Lei Xiaoying used personal funds for the transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with this share purchase transaction described in Item 5.01, on November 14, 2014, Sergio Galli resigned from all positions he holds in the Company, including Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Board Director.

On November 14, 2014, Lei Xiaoying became the President, Board Director, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Band Rep Management, Inc

By:

/s/ Lei Xiaoying

Lei Xiaoying

President, Director, CEO, CFO

Date:

November 18, 2014